Exhibit 99.1

HUMBL, Inc. Announces $2 Million Share Exchange Agreement and Strategic Partnership With NUBURU, Inc. to Accelerate Growth and Shareholder Value

San Diego, CA – February 28, 2025 – HUMBL, Inc. (OTC: HMBL) announced the execution of a $2,000,000 Equity Swap Agreement and strategic partnership with NUBURU, Inc. (NYSE: BURU) designed to accelerate both companies’ growth strategies and deliver immediate value to shareholders.

Transaction Details

Under the terms of the Equity Swap Agreement:

●	NUBURU will issue $2,000,000 in common stock to HUMBL (subject to applicable exchange cap, stockholder approval, and registration requirements); and
●	HUMBL will issue an equal dollar amount of Series C Preferred Stock to NUBURU.

Following satisfaction of any required stockholder or regulatory approvals and registration requirements, it is anticipated that 70% of the shares of NUBURU will be distributed to the stockholders of HUMBL as a dividend.

The issuance of the shares by both parties is contingent upon both parties obtaining any required regulatory or stockholder approval and satisfying any applicable registration requirements.

The companies have also entered into a Master Distribution Agreement, appointing HUMBL as the exclusive distributor in Brazil for both NUBURU’s existing business and its recently announced defense and security portfolio companies. The parties may also negotiate in the future performance-based incentives that would allow HUMBL to expand its exclusivity to all of Latin America upon achieving certain revenue and market penetration targets.

Strategic Alignment for Accelerated Growth

“This partnership represents the convergence of two companies with newly transformed business models and leadership teams,” said Thiago Moura, CEO of HUMBL, Inc. “NUBURU, under its new management team, is expanding its business within its defense and security portfolio into new markets. HUMBL, having divested its Web3 assets and transformed into a Berkshire-inspired holding company in partnership with Ybyra Capital, is now executing a shareholder-centric strategy focused on cross-border strategic partnerships and value creation.”

Alessandro Zamboni, Executive Chairman of NUBURU, Inc., stated: “This partnership with HUMBL provides NUBURU shareholders with dual benefits – exclusive distribution in Brazil’s robust market with potential for all of Latin America, and exposure to HUMBL and Ybyra Capital’s extensive regional network. Our entirely new management team is focused on rapid expansion, and this partnership enables us to leverage HUMBL and Ybyra’s established presence in Brazil to accelerate the deployment of our defense and security portfolio.”

The alliance builds on NUBURU’s established track record of technological excellence and HUMBL’s revitalized presence in emerging markets, bolstered by Ybyra’s regional expertise and substantial real assets.

About HUMBL, Inc. (OTC: HMBL)

HUMBL, Inc. has transformed into a strategic holding company, operating with a business model focused on high-value joint ventures, mergers, acquisitions, and progressive economic structures. Following the divestiture of its Web3 technology assets, HUMBL has pivoted to a shareholder value-centric approach under the leadership of CEO Thiago Moura, principal of Ybyra Capital—a Brazilian holding company with diversified investments in real estate, commodities, and mining. The company’s unique structure enables it to create two-way distribution pipelines throughout Brazil and Latin America, leveraging Ybyra Capital’s established regional presence to offer strategic partners immediate access to these valuable markets.

About NUBURU, Inc. (NYSE: BURU)

NUBURU, Inc. was founded in 2015 as a developer and manufacturer of industrial blue laser technology that is transforming the speed and quality of laser-based manufacturing. Under its new management team led by Executive Chairman Alessandro Zamboni, NUBURU is executing a comprehensive growth and diversification strategy, expanding into complementary domains such as defense-tech, security, and operational resilience solutions. Headquartered in Centennial, Colorado, NUBURU is leveraging strategic partnerships and acquisitions to accelerate growth in high-value sectors. For more information, visit www.nuburu.net.

Investor and Media Contacts

NUBURU, Inc. (NYSE: BURU)

Investor Relations: alessandro.zamboni@nuburu.net

Media Contact: press@nuburu.net

Website: www.nuburu.net

HUMBL, Inc. (OTC: HMBL)

Investor Relations: ri@ybyracapital.com.br

Media Contact: media@humbl.com

Website: www.humbl.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include descriptions of the future strategic plans and growth expectations for HUMBL, including the potential benefits of their partnership, anticipated market expansions, and any statements regarding potential uplisting or future exchange listings. Words such as “anticipate,” “believe,” “potential,” “continue,” “expect,” “intend,” “plan,” “may,” “will,” “could,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current information and expectations, and actual results may differ materially due to various risks and uncertainties. Such factors include, but are not limited to, the ability of HUMBL to successfully collaborate and realize the expected synergies of the partnership, market acceptance of new initiatives, regulatory approvals and compliance related to registration, exchange listings, economic conditions in the industries in which they operate, and general market volatility. HUMBL disclaims any obligation to update or revise any forward-looking statements in this release, except as required by law. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.